SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K


                              CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


            Date of Report (Date of earliest event reported) :
                             September 1, 2004

                                   SPARTECH CORPORATION
          (Exact name of registrant as specified in its charter)

                                         DELAWARE
              (State or other jurisdiction of incorporation)

                     1-5911                           43-0761773
           (Commission File Number)                (IRS Employer
                                                   Identification No.)

     120 South Central Avenue, Suite 1700, Clayton, Missouri    63105
    (Address of principal executive offices)                (Zip Code)

                               (314) 721-4242
           (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


                           SPARTECH CORPORATION

                                 FORM 8-K



Item 1.01 - Entry into a Material Definitive Agreement.

     On August 31, 2004, Spartech Corporation and three of its subsidiaries, Spartech CMD, LLC, Spartech FCD, LLC and Spartech SPD, LLC (together, "Spartech"), entered into a definitive Asset Purchase Agreement (the "Purchase Agreement") with VPI, LLC, VPI Film, LLC (together with VPI, LLC, "VPI"), VPI Holding, LLC, VPI Holding Corp., R. Bruce Grover, P. Gregory Mickelson, Richard L. Blamey, Deborah G. Wente, Karen Grover Scott and Robert Grover to acquire substantially all the assets of VPI's Sheet Products Division, located in Sheboygan Falls, Wisconsin, VPI's Contract Manufacturing Division, located in Manitowoc, Wisconsin, and VPI's Film and Converting Division, located in Salisbury, Maryland. Spartech and its affiliates have no material relationship with VPI or the other parties to the Purchase Agreement other than in respect of the Purchase Agreement.

     In connection with the purchase, Spartech and its affiliates will acquire substantially all the tangible and intangible assets of the Divisions, including rights under contracts entered into in the ordinary course of the business of the Divisions, and will offer employment to substantially all of the current employees of the Divisions. However, Spartech will assume only certain specified liabilities of the Divisions, including accounts payable and post-closing obligations under assumed contracts. VPI's corporate office will continue to provide certain information technology, accounting and other support services to the three acquired Divisions during a transition period of up to six months after the Closing.

     The purchase price for the acquired assets will be approximately $83.5 million, subject to possible adjustment for certain working capital changes in the three acquired Divisions prior to the closing date. The purchase price is payable in cash at closing. Spartech expects to finance the acquisition out of the proceeds of a private placement of $150 million in Spartech's unsecured 5.54% Senior Notes due 2016, which is expected to close on September 15, 2004.

     The closing of the Purchase Agreement is scheduled to occur on October 1, 2004. Closing is subject to certain specified contingencies customary in asset purchase agreements of this size and scope, including termination of the applicable Federal regulatory waiting period and employment of certain Division employees, but not including a financing contingency. The Purchase Agreement also provides that the individual parties to the Purchase Agreement will not compete with the acquired business for certain specified periods of time.
A copy of Spartech's press release announcing the Purchase Agreement is attached to this Form 8-K as an Exhibit.


Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number    Description

 99.1 Press release of Spartech Corporation dated September 1, 2004.






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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SPARTECH CORPORATION



Date    September 7, 2004          By /s/ Randy C. Martin
                                      Randy C. Martin
                                      Executive Vice President -
                                      Corporate Development and
                                      Chief Financial Officer

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